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                                                                Exhibit (3) (iv)



September 17, 2003


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 for Zenith Life Plus II, issued through New England Variable Life Separate Account (File No. 33-52050).

                                              Very truly yours,


                                              /s/ Anne M. Goggin
                                              -------------------------
                                              Anne M. Goggin
                                              Senior Vice President and
                                              General Counsel